UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2008

EQUISTAR CHEMICALS, LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-76473 (Commission File Number)	76-0550481 (I.R.S. Employer Identification No.)
1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)
(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On April 14, 2008, the partners of Equistar Chemicals, LP, a Delaware limited partnership (“Equistar”), entered into a Supplement, effective December 20, 2007 (the “Supplement”), to the Amended and Restated Limited Partnership Agreement of Equistar dated as of December 19, 2007 (the “Partnership Agreement”).  Among other things, the Partnership Agreement was amended to (i) reflect the effects of the non pro-rata contributions made by certain partners on December 20, 2007, (ii) permit the Millennium Indemnity (as defined in the Partnership Agreement) contemplated by in Section 8.6(b) of the Partnership Agreement to be in the amount of up to $750 million and (iii) add a provision to 4.1 of the Partnership Agreement.

The Supplement is attached as Exhibit 3.2(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.2(a)	First Supplement to Amended and Restated Limited Partnership Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUISTAR CHEMICALS, LP

By:	/s/ GERALD A. O’BRIEN
Name:	Gerald A. O’Brien
Title:	Vice President, General Counsel and Secretary

Date:  April 14, 2008